EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT
-----------------------------

We consent to the incorporation by reference in Registration Statement No. 333-16603 of Merrill Lynch & Co., Inc., Merrill Lynch Preferred Capital Trust I and Merrill Lynch Preferred Funding I, L.P. on Form S-3 of our reports dated March 22, 2004, appearing in this Annual Report on Form 10-K of Merrill Lynch Preferred Capital Trust I and Merrill Lynch Preferred Funding I, L.P. for the year ended December 26, 2003.

/s/ Deloitte & Touche LLP

New York, New York
March 22, 2004